                                                                     EXHIBIT 11

WHITTMAN-HART, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                      THREE MONTHS ENDED            NINE MONTHS ENDED
                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                      1996            1995          1996           1995
                                                 ------------   ------------   ------------   ------------

Net income                                       $  1,683,866   $    603,480   $  3,428,554   $  1,409,186
Pro forma adjustment to provision for
    income taxes                                        -            225,976          -            527,677
                                                 ------------   ------------   ------------   ------------
Net income attributable to common
    stock (pro forma in 1995)                    $  1,683,866   $    377,504   $  3,428,554   $    881,509
                                                 ------------   ------------   ------------   ------------
                                                 ------------   ------------   ------------   ------------

Weighted average common shares outstanding          9,411,894      5,563,728      7,502,785      5,618,211
Effect of stock options calculated according
    to the treasury stock method                      725,330        547,390        649,356        547,390
Conversion of redeemable preferred stock                -            956,074        430,759        956,074
                                                 ------------   ------------   ------------   ------------
Weighted average common and common
    equivalent shares outstanding                  10,137,224      7,067,192      8,582,900      7,121,675
                                                 ------------   ------------   ------------   ------------
                                                 ------------   ------------   ------------   ------------
Net income per share (pro forma in 1995)         $       0.17   $       0.05   $       0.40   $       0.12
                                                 ------------   ------------   ------------   ------------
                                                 ------------   ------------   ------------   ------------